SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

    Filed by the registrant  [X]
    Filed by a party other than the registrant   [ ]

    Check the appropriate box:
    [ ]  Preliminary proxy statement
    [X]  Definitive proxy statement
    [ ]  Definitive additional materials
    [ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           THE NATIONAL REGISTRY INC.
                (Name of Registrant as Specified in Its Charter)

                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
    [ ]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

    (2)  Aggregate number of securities to which transactions applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.

    (4)  Proposed maximum aggregate value of transaction:

    [X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)  Amount previously paid: $125

    (2)  Form, schedule or registration statement no.: 14A

    (3)  Filing party: The National Registry Inc.

    (4)  Date filed: 5/13/96

                           THE NATIONAL REGISTRY INC.
                             2505 118th Avenue North
                          St. Petersburg, Florida 33716


                                                                    May 29, 1996


Dear Stockholder:

     You are cordially invited to attend The National Registry Inc.'s Annual Meeting of Stockholders, to be held at 10:00 a.m., local time, on Tuesday, June 25, 1996, in the East and West 57th St. Room of the Drake Hotel at 440 Park Avenue, New York, New York 10022.

     Business scheduled to be considered at the meeting includes the election of four directors, the consideration of a proposed amendment to the Company's 1992 Stock Incentive Plan to increase by 1,000,000 the number of shares of the Company's Common Stock authorized for issuance thereunder, the consideration of a proposed amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 50,000,000 to 75,000,000 shares and the ratification of the appointment of Ernst & Young, LLP as independent auditors for the Company for its fiscal year ending December 31, 1996. Additional information concerning these matters is included in the accompanying Notice of Annual Meeting and Proxy Statement.

     The board of directors of the Company recommends that you vote "FOR" election of the four nominees of the board of directors as directors, "FOR" the amendment of the Company's 1992 Stock Incentive Plan to increase by 1,000,000 the number of shares of the Company's Common Stock authorized for issuance thereunder, "FOR" the amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 50,000,000 to 75,000,000 shares and "FOR" ratification of the appointment of Ernst & Young, LLP as independent auditors of the Company for its fiscal year ending December 31, 1996. The accompanying Proxy Statement provides detailed information concerning the matters to be voted on at the Annual Meeting. Also enclosed is our 1995 Annual Report on Form 10-K which contains information concerning the 1995 fiscal year.

     Please complete, sign and return the enclosed proxy card as soon as possible. You may, of course, attend the Annual Meeting and vote in person.



                                             Sincerely,



                                             /s/ J. Anthony Forstmann
                                             J. Anthony Forstmann
                                             Chairman of the Board

                           THE NATIONAL REGISTRY INC.
                             2505 118th Avenue North
                          St. Petersburg, Florida 33716

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON TUESDAY, JUNE 25, 1996

                                   ----------

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of The National Registry Inc., a Delaware corporation (the "Company"), will be held at 10:00 a.m., local time, on June 25, 1996, in the East and West 57th St. Room of the Drake Hotel at 440 Park Avenue, New York, New York 10022 for the following purposes:

          1. To elect four directors to serve for a term of one-year or until their successors have been duly elected and qualified;

          2. To approve the proposed amendment to the Company's 1992 Stock Incentive Plan to increase by 1,000,000 the number of shares of the Company's Common Stock authorized for issuance thereunder;

          3. To approve the proposed amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 50,000,000 shares to 75,000,000 shares;

          4. To ratify the appointment by the Board of Directors of Ernst & Young, LLP as the Company's independent auditors for the fiscal year ending December 31, 1996; and

          5. To transact such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

     Pursuant to the Company's Bylaws, the Board of Directors has fixed the close of business on May 22, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of record of the Company's Common Stock at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

     Stockholders are urged to attend the meeting in person. If you are not able to do so, please sign, date and return the accompanying Proxy in the enclosed envelope. No postage is required if mailed in the United States.


                                        By Order of the Board of Directors



                                        /s/ Steven T. Price
                                        Steven T. Price
                                        Treasurer and Assistant Secretary

St. Petersburg, Florida

May 29, 1996

                           THE NATIONAL REGISTRY INC.
                             2505 118th Avenue North
                          St. Petersburg, Florida 33716

                                   ----------

                                 PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS

                             Tuesday, June 25, 1996

                                   ----------

                             SOLICITATION AND VOTING


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The National Registry Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Tuesday, June 25, 1996, in the East and West 57th St. Room of the Drake Hotel at 440 Park Avenue, New York, New York 10022 and at any adjournments thereof (the "Annual Meeting"). Only holders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on May 22, 1996 (the "Record Date") are entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, 25,514,422 shares of Common Stock were issued and outstanding. The presence in person or by proxy of the holders of a majority of the votes entitled to be cast by the outstanding shares of Common Stock shall constitute a quorum for matters to be voted. Shares represented by proxies that are marked "abstain" will be counted as shares present for purposes of determining the presence of a quorum on all matters. Proxies relating to "street name" shares that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares entitled to vote at the Annual Meeting on those matters as to which authority to vote is withheld by the broker ("broker non-votes").

     The Company's 1995 Annual Report on Form 10-K for the fiscal year ended December 31, 1995, including certified financial statements, has either preceded, or is enclosed with, this Proxy Statement. This Proxy Statement and the accompanying proxy card are being mailed to the Company's stockholders on or about May 29, 1996.


     The Common Stock was the only voting security of the Company outstanding and entitled to vote at the Annual Meeting on the Record Date. Holders of Common Stock are entitled to one vote per share on each matter to be voted upon at the Annual Meeting. The Company's Bylaws provide that a plurality of the votes present in person or represented by proxy at the Annual Meeting entitled to vote on the election of directors shall be sufficient to elect directors. Accordingly, abstentions and broker non-votes will not affect the outcome of the election provided that a quorum is present. The vote of a majority of the shares of Common Stock outstanding is necessary for the approval of the Amendment to the Certificate of Incorporation. Accordingly, abstentions and broker non-votes will effect the outcome of the vote thereon. The vote required for approval of all other matters submitted to a vote of the stockholders of the Company, including the vote on the amendment of the Company's 1992 Stock Incentive Plan, shall be determined based on a majority of shares present in person or represented by proxy at the Annual Meeting. On any such matter, an abstention will have the same effect as a negative vote but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on the vote. The vote of shares of Common Stock will be counted by representatives of the Company's stock transfer agent, U.S. Stock Transfer Corporation, or another inspector of elections appointed by the Company.

     Shares of Common Stock represented by properly executed proxy cards received by the Company at or prior to the Annual Meeting will be voted according to the instructions indicated on such proxy cards. Unless contrary instructions are given, the persons named on the proxy card intend to vote the shares so represented FOR the election of the four nominees for director named in this Proxy Statement, FOR the amendment of the Company's 1992 Stock Incentive Plan (the "Plan") to increase by 1,000,000 the number of shares of Common Stock authorized for issuance thereunder, FOR the proposed amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 shares to 75,000,000 shares and FOR ratification of the appointment of Ernst & Young, LLP as the Company's independent auditors for the fiscal year ending December 31, 1996. As to any other business which may properly come before the Annual Meeting, the persons named on the proxy card will vote according to their sole discretion.

     Any stockholder has the power to revoke his or her proxy at any time before it is voted at the Annual Meeting by delivering a written notice of revocation to the Secretary of the Company, by a duly executed proxy bearing a later date or by voting by ballot at the Annual Meeting.

     The cost of preparing, assembling and mailing this proxy soliciting material and Notice of Annual Meeting will be paid by the Company. Additional solicitation by mail, telephone, telegraph or by personal solicitation may be done by directors, officers and regular employees of the Company, for which they will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of the Company's stock as of the Record Date will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by the Company for their reasonable expenses.

     Dissenters' rights of appraisal will not be available under Delaware law with respect to any proposal to be submitted by the Board of Directors at the Annual Meeting.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT


     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of May 22, 1996 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock; (ii) each of the Company's directors; (iii) each person nominated to serve as a director of the Company; (iv) each of the Named Executive Officers (as hereinafter defined); and (v) all officers and directors of the Company as a group:


                                       Amounts and
                                        Nature of
Name and Address                       Beneficial             Percent of
of Beneficial Owner                    Ownership                Class
- -----------------                      -----------            ----------


J. Anthony Forstmann ............   12,536,154(1)(2)           39.4%(2)
  7 Beverly Park
  Beverly Hills, CA 90210

Home Shopping Network, Inc. .....    6,336,154(2)              19.9%(2)
  P.O. Box 9090
  Clearwater, FL 34618

RMS Limited Partnership .........    5,500,000(3)              20.4%(3)
  201 West Liberty Street
  P.O. Box 281
  Reno, NV 89504


John L. Gustafson ...............       80,000(4)                  (5)

Kevin J. McKeon .................          -0-                  -0-

W. Lee Shevel ...................       60,000(4)                  (5)


Officers and directors
  as a group (8 persons) ........   12,676,154(1)(2)(4)        39.6%(1)(2)(4)


- ----------
(1) Of such amount, 3,500,000 shares of Common Stock are pledged in favor of Theodore J. Forstmann, Mr. Forstmann's brother, to secure a demand note, and 1,500,000 shares of Common Stock are pledged in favor of a financial institution to secure a non-recourse credit facility which is past due. Includes 1,000,000 shares of Common Stock directly held by Mr. Forstmann's spouse, Catherine S. Forstmann.

(2) Includes 6,336,154 shares of Common Stock issuable upon conversion of 100,000 currently convertible shares of Series A Preferred Stock held by Home Shopping Network, for which Mr. Forstmann holds an irrevocable proxy. Such irrevocable proxy shall terminate on the first to occur of the following: (a) April 21, 2002, (b) the bankruptcy, insolvency or dissolution of the Company or (c) the date that Mr. Forstmann and members of his family in the aggregate cease to control, directly or indirectly, more than 20% of the total voting power in an election of directors of the Company.

(3) Includes 1,500,000 shares of Common Stock subject to outstanding options which are vested and excercisable.

(4) Includes shares of Common Stock that can be acquired by exercise of vested and exercisable stock options within 60 days of March 31, 1996 as follows:
     Mr. Gustafson--80,000 shares; Mr. Shevel--60,000 shares; and all directors and officers as a group--140,000 shares. Excludes 320,000 and 240,000 shares subject to options which have not vested in favor of Messrs. Gustafson and Shevel, respectively.

(5)  Less than 1%.

                        PROPOSAL 1. ELECTION OF DIRECTORS

     Four directors are to be elected at the Annual Meeting to hold office for a term of one year or until their successors have been duly elected and qualified. Proxies will be voted for election of each of the four directors named below, unless otherwise directed.

     Election of Directors will require the affirmative vote of the holders of a plurality of the votes of shares of Common Stock present in person or represented by Proxy and entitled to vote on the election of directors at the Annual Meeting. Although the Board of Directors anticipates that all of the nominees will be available to serve as directors of the Company, should any one or more of them not accept the nomination, or otherwise be unwilling or unable to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors.

     The Board of Directors has nominated the persons named below for election as Directors at the Annual Meeting. All nominees, except for Kevin J. McKeon, are currently Directors of the Company.

Nominees

                                                             Term     Director
       Name                      Age    Position            Expires     Since
       -----                     ---    --------            -------   --------
J. Anthony Forstmann(1) ......   58     Chairman              1997      1991
                                         and Director

John L. Gustafson(1) .........   52     President,            1997      1995
                                         Chief Executive
                                         Officer and Director

Kevin J. McKeon ..............   39     Director              1997       Not
                                                                      Applicable

W. Lee Shevel(1) .............   63     Vice-Chairman         1997       1995
                                         and Director

- ----------
(1)  Compensation Committee and Audit Committee member.

Information Regarding Nominees

     J. Anthony Forstmann has been the Chairman of the Board of the Company from June 1995, Co-Chairman from August 1993 to June 1995, Chairman from the Company's inception in October 1991 to August 1993, a member of the Board's Compensation Committee since February 1993 and a member of the Board's Audit Committee since December 1995. Mr. Forstmann was President of the Company from October 1991 to August 1993 and from September 1994 to March 1995 and Chief Executive Officer of the Company from October 1991 to August 1993 and from September 1994 to December 1995. Mr. Forstmann has been a Managing Director of

J.A. Forstmann & Co., a merchant banking firm, since October 1987. He co-founded Forstmann-Leff Associates, an institutional money management firm, in 1968 and was a Managing Director thereof from its inception until October 1987. Mr.
Forstmann has been a Limited Partner of Forstmann Little & Co. since its inception in 1978. Mr. Forstmann has been a director of Home Shopping Network, Inc., since 1992, as well as of Cities in Schools, a non-profit corporation. Mr. Forstmann received a BA in Economics from Yale University and an MBA from the Graduate School of Business Administration, Columbia University.

     John L. Gustafson has served as President, Chief Operating Officer and a Director of the Company since March 1995, Chief Executive Officer since December 1995 and a member of each of the Board's Audit and Compensation Committees since December 1995. From November 1993 to March 1995, Mr. Gustafson served as Vice President for Business Development of Allied Technical Services, a wholly-owned subsidiary of Allied Signal Inc. From 1968 to November 1993, Mr. Gustafson held a variety of senior executive positions at Unisys Corp. and at Burroughs Corporation, its predecessor company. Mr. Gustafson received his BS in Math from St. Louis University and his MS in Computer Science from the University of Missouri-Rolla.

     Kevin J. McKeon, 39, has served as Executive Vice President, Chief Financial Officer and Treasurer of Home Shopping Network, Inc. ("Home Shopping Network") since February 1996. He served as Senior Vice President of Accounting and Finance and Treasurer of Home Shopping Network from December 1993 to February 1996. He served as Controller of the Company from July 1992 to December 1993. Prior to that appointment, he served as Executive Director of Finance of Home Shopping Network from May 1991 to July 1992. From December 1986 to September 1990, served in various financial capacities for Home Shopping Network.

     Lee Shevel has served as Vice Chairman of the Board and a Director of the Company since March 1995, a member of each of the Board's Audit and Compensation Committees since December 1995 and as a consultant to the Company since January 1995. Mr. Shevel also serves as a director of Insync Systems, Inc., a privately held company in the business of providing gas distribution apparatus for semiconductor processes. Since June 1994, Mr. Shevel has been Managing Director of EIM, a consulting firm which he founded. From 1982 to June 1994, Mr. Shevel held a variety of senior executive positions at Unisys Corp. and at Burroughs Corporation, its predecessor company, including Vice President of Enterprise Integration, President of Unisys' Shipboard and Ground Systems Group and of Paramax Electronics, Unisys' Canadian subsidiary. Mr. Shevel received BS, MS and Ph.D. degrees in Engineering from Carnegie Mellon University.

     Mr. McKeon was nominated to serve on the Board of Directors by Home Shopping Network in accordance with Home Shopping Network's right to nominate up to three directors pursuant to the Stock Purchase Agreement, dated as of April 28, 1992, by and between the Company and Home Shopping Network, pursuant to which the Home Shopping Network purchased 100,000 shares of the Series A Preferred Stock of the Company.

     Pursuant to a stockholders' voting agreement, dated as of March 14, 1995 (the "Stockholders' Voting Agreement"), J. Anthony Forstmann, RMS Limited Partnership, a Nevada limited partnership ("RMS"), and Francis R. Santangelo each agreed to vote certain shares of Common Stock beneficially owned by such party, and each of their respective affiliates, for a director nominated by each of Mr. Forstmann and RMS and not to vote certain shares of Common Stock beneficially owned by such party, and each of their respective affiliates, in favor of certain specified stockholder actions unless such actions are agreed upon by Mr. Forstmann and RMS. To date, RMS has not exercised its right to nominate a director pursuant to the Stockholders' Voting Agreement.

Compliance With Section 16(a) of The Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the Nasdaq Stock Market. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during fiscal 1995, J. Anthony Forstmann, the Chairman of the Company, failed to file on a timely basis five reports, covering 62 transactions in the aggregate, and William A. Wilson, a director of the Company during 1995 who did not stand for re-election at the Company's 1995 Annual Meeting of Stockholders, failed to file on a timely basis one report, covering eight transactions. As of December 15, 1995, Mr. Forstmann had filed all of his late reports, and as of February 28, 1995 Mr. Wilson had filed his late report.

The Board of Directors and its Committees

     The Board of Directors held nine meetings during fiscal year 1995.

     The Board of Directors has two standing committees, the Audit Committee and the Compensation Committee. In addition, from time to time the Board establishes committees of limited duration for special purposes. The Company does not have a nominating committee for recommending to stockholders candidates for positions on the Board of Directors.

     The Audit Committee, which held one meeting during fiscal year 1995, consisted of Gerald R. Johnson, Fredrick G. Ledlow and William A. Wilson, each a director of the Company during 1995 who did not stand for re-election at the Company's 1995 Annual Meeting of Stockholders, through June 1995; and Messrs. Forstmann, Gustafson and Shevel and Peter M. Kern, a director of the Company who resigned from the Board of Directors effective March 29, 1996, thereafter. The Committee's responsibilities include reviewing (i) the scope and findings of the annual audit, (ii) accounting policies and procedures and the Company's financial reporting and (iii) the internal controls employed by the Company.

     The Compensation Committee, which held two meetings during fiscal year 1995, consisted of Messrs. Forstmann, Johnson and Wilson through June 1995; and Messrs. Forstmann, Gustafson and Shevel and Peter M. Kern, a director of the Company who resigned from the Board of Directors effective March 29, 1996, thereafter. The Committee's responsibilities include (i) making recommendations to the Board of Directors on salaries, bonuses and other forms of compensation for the Company's officers and other key management and executive employees,
(ii) administering the Company's 1992 Stock Incentive Plan and (iii) reviewing management recommendations for grants of stock options and any proposed plans or practices of the Company relating to compensation of its employees and directors.

     Each current director attended at least 75 percent of all meetings of the Board of Directors and committees to which he was assigned that were held during fiscal year 1995.

Compensation of Directors

     No cash compensation has been paid to any of the directors of the Company for being a director of the Company, except that such persons are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees of the Board of Directors of the Company.

     On November 8, 1993, the Board of Directors granted options to purchase 45,000 shares of Common Stock, at an exercise price of $3.75 per share, to Gerald F. Hogan, a director of the Company who resigned from the Board of Directors effective September 28, 1995, and Peter M. Kern, a director of the Company who resigned from the Board of Directors effective March 29, 1996, such options vesting pro rata on each of the first three anniversaries of August 12, 1993, the date each of the foregoing individuals became directors of the Company. Mr. Hogan's options expired unexercised on December 28, 1995; Mr. Kern's options will expire on May 29, 1996.

                               EXECUTIVE OFFICERS

     The names and ages of all executive officers of the Company as of May 22, 1996 are set forth below.

Executive Officers
                                                                       Officer
      Name                           Age      Position                  Since
      -----                          ---       -------                 ------
  John L. Gustafson ............     52      President and              1995
                                              Chief Executive
                                              Officer

  Clinton C. Fuller ............     51      Vice President--           1995
                                              Product Marketing
                                              and Financial
                                              Services

  Robert C. Leamy ..............     47      Vice President--           1995
                                              Product Operations

  Todd D. Lowe .................     43      Vice President--           1995
                                              Identification Systems
                                              and Services

  Steven T. Price ..............     45      Treasurer,                 1992
                                              Controller and
                                              Assistant Secretary

     The following sets forth the business experience, principal occupations and employment of each of the current executive officers who do not serve on the Board of Directors (See "Election of Directors--Information Regarding Nominees" above for such information with respect to Mr. Gustafson):

     Clinton C. Fuller has been Vice President--Product Marketing and Financial Services of the Company since July 1995, overseeing the development and marketing of the Company's products and services, including developing products for the financial services industry. From September 1967 to June 1995, Mr. Fuller held a variety of managerial positions at Unisys Corp., including worldwide general manager of Unisys' financial retail delivery systems division. Mr. Fuller received a BS in Computer Science from Lackawanna College.

     Robert C. Leamy has been Vice President--Product Operations of the Company since October 1995, managing the Company's product development. From August 1975 to October 1995, Mr. Leamy served as Engineering Director at Unisys Corp. where, among other things, he helped develop computer products and systems used in law enforcement. Mr. Leamy received his BS in Engineering from the University of California, Los Angeles, a MS in Electrical Engineering and Computer Sciences from the University of California, Berkeley and a MS in Administration from the University of California, Irvine.

     Todd D. Lowe has been Vice President--Identification Systems and Services of the Company since September 1995, managing the implementation of the Company's systems. From January 1982 to August 1995, Mr. Lowe was an employee of Unisys Corp. where he was the business manager for its automated finger imaging systems division (which was subsequently acquired by Loral Corporation), managing the development of personal identification systems for government social services agencies. Mr. Lowe received a BS in Chemistry from the United States Naval Academy.

     Steven T. Price has been Treasurer of the Company since September 1992 and Controller since April 1992. From April 1991 to April 1992, Mr. Price was the Vice President of Finance and Administration for Medic Alert Foundation International. From September 1990 to April 1992, Mr. Price was Chief Financial Officer for GOALS Athletic Wear, Inc. From May 1986 to September 1990, Mr. Price held a variety of positions in various entities owned by Citicorp, N.A., including Corporate Controller for Quotron Systems, Inc. Prior to working for Citicorp., Mr. Price spent an aggregate of four years working as an auditor for Coopers & Lybrand. Mr. Price holds an MS Accounting degree from California State University-Sacramento, an MBA degree from Southern Illinois University-Edwardsville and a BS in Psychology from Swarthmore College. Mr. Price is a certified public accountant.

                             EXECUTIVE COMPENSATION

     The following table sets forth all compensation with respect to J. Anthony Forstmann, Chairman of the Board of the Company from June 1995, Co-Chairman from August 1993 to June 1995, Chairman from the Company's inception in October 1991 to August 1993, President of the Company from October 1991 to August 1993 and from September 1994 to March 1995 and Chief Executive Officer from October 1991 to August 1993 and from September 1994 to December 1995, and John L. Gustafson, President and Chief Operating Officer of the Company since March 1995 and Chief Executive Officer since December 1995 (the "Named Executive Officers"). The table omits other executive officers employed by the Company on December 31, 1995, because none of such officers' total annual salary and bonus for 1995 exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                     Long-Term
                                                                    Compensation
                                                                   -------------
                                                                      Awards
                                                        Annual     -------------
                                                     Compensation   Securities
                                                     -------------  Underlying
     Name and                                           Salary        Options
Principal Position(1)                         Year        ($)           (#)
- -------------------                           -----  ------------- -------------

J. Anthony Forstmann--                        1995        -0-           -0-
   Chairman of the Board,                     1994        -0-           -0-
   President and Chief Executive Officer(1)   1993        -0-         500,000(2)


John L.Gustafson --                           1995     $136,133       400,000
  President and Chief Executive Officer       1994         NA            NA
                                              1993         NA            NA

- ----------
(1) Mr. Forstmann does not receive cash compensation from the Company either as an officer or a director of the Company.

(2) Options to purchase such 500,000 shares of Common Stock were canceled on March 14, 1995.

     The Company offers a plan pursuant to Section 401(k) of the Internal Revenue Code (the "401(k) Plan") covering substantially all employees, including the Named Executive Officers. Matching employer contributions are set at the discretion of the Board of Directors. There were no employer contributions made for either 1995, 1994 or 1993, the first year the 401(k) Plan was in effect.

Stock Incentive Plan

     The 1992 Stock Incentive Plan, adopted by the Board of Directors and approved by the stockholders of the Company in January 1992 (the "Plan"), authorizes the granting of stock incentive awards ("Awards") to qualified officers, employees, directors and third parties providing valuable services to the Company (e.g., independent contractors, consultants and advisors to the Company). At the Company's Annual Meeting of Stockholders held on August 12, 1993, the stockholders of the Company approved a proposal amending the Plan to increase from 1,500,000 to 2,700,000 the number of shares of Common Stock authorized for issuance upon exercise of options granted pursuant to the Plan. The Board of Directors has proposed increasing such number of shares under the Plan by an additional 1,000,000 shares. See "Proposal 2. Approval of Amendment to the Stock Incentive Plan." The following table sets forth individual grants of stock options made during fiscal year 1995 to each of the Named Executive Officers (during fiscal year 1995 no stock appreciation rights ("SARs") were awarded):

                        OPTION GRANTS IN LAST FISCAL YEAR

                  Individual Grants
                 --------------------
                                                                                    Potential Realizable Value at
                           Percent of                                               Assumed Annual Rates of Stock
                              Total                Market                           Price Appreciation For Option
                             Options              Price of                                      Term
                           Granted to              Common                       ----------------------------------------
                            Employees  Exercise   Stock on
                Options     in Fiscal   Price      Date of     Expiration
  Name            (#)         Year      ($/Sh)      Grant         Date           0%($)          5% ($)          10%($)
  -----         -------    ----------  --------    -------     -----------      --------       --------       ----------
J. Anthony
 Forstmann        -0-          --         --         --             --             --             --               --

John L.
Gustafson      400,000(1)     32.8%     $1.50     $1.91(2)       3/14/2005      $164,000       $644,475       $1,381,619

- ----------

(1) Stock Options were granted on March 14, 1995, of which options to purchase 80,000 shares of Common Stock vested on March 14, 1996 and options to purchase 80,000 shares of Common Stock will vest on each of the next four anniversaries of the grant date.

(2) The average of the bid and asked price on the Nasdaq Small-Cap Market on March 14, 1996.

     During fiscal year 1995, no stock options were exercised by any Director or Named Executive Officer of the Company. The following table sets forth the number and value of stock options outstanding as of December 31, 1995 for the Named Executive Officers:

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                           Number of Unexercised      Value of Unexercised in-
                                Options at               the-Money Options
                            Fiscal Year End (#)       at Fiscal Year End ($)(1)
                        -------------------------    --------------------------
    Name                Exercisable/Unexercisable    Exercisable/Unexercisable
  --------              -------------------------    --------------------------
J. Anthony Forstmann ....        -0-/-0-                       -0-/-0-
John L. Gustafson .......      -0-/400,000                 -0-/$512,500

- ----------
(1) Assumes a market price equal to the $2.78125 per share, the average of the closing bid and asked price on the NASDAQ Small-Cap Market on December 29, 1995.

Compensation Committee Interlocks and Insider Participation

     On January 4, 1995, Gerald R. Johnson and William A. Wilson resigned as members of the Compensation Committee of the Board of Directors. The Compensation Committee presently consists of Messrs. Forstmann, Gustafson and Shevel. Mr. Forstmann was President of the Company until March 1995 and Mr. Gustafson has been President of the Company since March 1995 and Chief Executive Officer since December 1995.

Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors (the "Compensation Committee") has furnished the following report on executive compensation:

     Under the supervision of the Compensation Committee, the Company has developed and implemented compensation policies which seek to enhance the profitability of the Company, and thus stockholder value, by aligning the financial interests of the Company's executive officers with those of its stockholders. In furtherance of these goals, the Company relies to a large degree on long-term incentive compensation provided through the Plan to attract and retain corporate officers and other key employees of outstanding abilities and to motivate them to perform to the full extent of their abilities.

     Total compensation for executive officers of the Company presently consists of both cash and equity based compensation. The Committee determines the salary of executive officers based upon competitive norms. Under the Plan, the
Compensation Committee grants stock options, stock appreciation rights, performance share awards and restricted share awards based upon competitive industrial practice. To date, the Compensation Committee has only granted stock options. The Compensation Committee has the authority to determine the individuals to whom such options are awarded, the terms at which option grants shall be made and the terms of the options and the number of shares subject to each option. The size of option grants are based upon competitive practice and position level. Through the award of stock option grants, the objective of aligning executive officers' long-range interests with those of the stockholders are met by providing executive officers with the opportunity to build a meaningful stake in the Company. Salary levels and stock option awards may be adjusted up or down for an executive's achievement of specified objectives and individual job performance.

     J. Anthony Forstmann, the Chairman of the Company, does not receive any cash compensation from the Company either as an officer or director of the Company.

     On March 14, 1995, John L. Gustafson was named President and Chief Operating Officer of the Company. The Board of Directors agreed to compensate Mr. Gustafson, after extensive negotiations, at the rate of $170,000 per year and has granted to him, on such date, stock options to purchase 400,000 shares of Common Stock at an exercise price of $1.50 per share, of which options to purchase 80,000 shares of Common Stock will vest on each anniversary of the date of the grant through March 14, 2000. No specific formula was used in determining or agreeing to Mr. Gustafson's compensation; however, the cash portion of his compensation was determined based on the lowest amount Mr. Gustafson could be paid within the Company's cash constraints to meet its ordinary course expenses, while giving him significant upside potential in an option grant, the vesting of which was tied to continuity of service. In December 1995, Mr. Gustafson became Chief Executive Officer of the Company.

                                       Compensation Committee


                                       J. Anthony Forstmann
                                       John L. Gustafson
                                       W. Lee Shevel

Performance Graph

     Set forth below is a line graph comparing total stockholder return on the Company's Common Stock against the cumulative total return of the Center for Research in Securities Prices ("CRSP") Index for the Nasdaq Stock Market and the CRSP Index for Nasdaq Computer and Data Processing Stocks for the period commencing October 19, 1992 (the date the Company's Common Stock was registered under Section 12 of the Securities Exchange Act of 1934, as amended) and ending December 31, 1995.

      COMPARISON OF THIRTY-EIGHT MONTH CUMULATIVE TOTAL RETURNS* AMONG THE
       CRSP INDEX FOR NASDAQ STOCK MARKET, CRSP INDEX FOR NASDAQ COMPUTER
           AND DATA PROCESSING STOCKS AND THE NATIONAL REGISTRY INC.


 [The following table was represented by a line graph in the printed material]

                                                               CRSP Index for
                                      CRSP Index for           Nasdaq Computer
                  The National         Nasdaq Stock               and Data
  Date           Registry, Inc.           Market              Processing Stocks
- --------         --------------       --------------          -----------------
10/19/92            100                   100                      100
12/31/92            66.67                 114.65                   106.8
 3/31/93            80                    116.81                   111.91
 6/30/93            58.33                 119.03                   111.97
 9/30/93            66.67                 129.05                   112.49
12/31/93            62.5                  130.82                   113.07
 3/31/94            54.17                 125.35                   114.67
 6/30/94            64.58                 119.49                   112.26
 9/30/94            23.96                 129.4                    125.2
12/30/94            21.88                 127.91                   137.76
 3/31/95            51.041                140.232                  154.461
 6/30/95            29.166                160.406                  183.086
 9/29/95            40.624                179.725                  200.049
12/29/95            45.833                181.947                  209.384

- ----------
* The Common Stock of The National Registry Inc. was registered under Section 12 of the Securities Exchange Act of 1934, as amended, on October 19, 1992.

Notes:

     A. Assumes $100 invested on October 19, 1992 in the CRSP Index for Nasdaq Stock Market, the CRSP Index for Nasdaq Computer and Data Processing Stock and the Common Stock of The National Registry Inc.

     B. The Common Stock of The National Registry Inc. began trading on the Nasdaq Small-Cap Market on April 27, 1993. Prior to that date, the Common Stock traded sporadically in the over-the-counter market since February 1992.B. The Common Stock of The National Registry Inc. began trading on the Nasdaq Small-Cap Market on April 27, 1993. Prior to that date the Common Stock traded sporadically in the over-the-counter market since February 1992.

Certain Relationships and Related Transactions

     During fiscal 1995, the Company retained as a consultant W. Lee Shevel, a director of the Company, and paid him an aggregate of $96,800 (including $34,800 in travel and other expenses). On March 14, 1995, the Company granted Mr. Shevel options to purchase 300,000 shares of Common Stock at an exercise price of $1.50 per share, of which options to purchase 60,000 shares of Common Stock have vested and options to purchase 60,000 shares of Common Stock will vest on the next four anniversaries of the date of the grant. In addition, during fiscal 1995, the Company retained DMG & Associates ("DMG"), a healthcare marketing consulting firm founded by Donna M. Gustafson, the wife of John L. Gustafson, the Chief Executive Officer and President of the Company, and paid DMG an aggregate of $82,534 (including $14,284 in travel and other expenses) for certain consulting services. On October 13, 1995, the Company granted Ms. Gustafson options to purchase 25,000 shares of Common Stock at an exercise price of $2.25 per share, vesting pro rata on each of the next three anniversaries of the date of grant. The Company may retain Mr. Shevel and DMG from time to time in the future.

     Gerald F. Hogan, a director of the Company who resigned from the Board of Directors effective September 28, 1995, and Peter M. Kern, a director of the Company who resigned from the Board of Directors effective March 29, 1996, were nominated by and served as representatives of Home Shopping Network, Inc. in accordance with Home Shopping Network's right to nominate up to three directors pursuant to the Stock Purchase Agreement, dated as of April 28, 1992 (the "Stock Purchase Agreement"), by and between the Company and Home Shopping Network, pursuant to which Home Shopping Network purchased 100,000 shares of the Series A Preferred Stock of the Company. Following Mr. Kern's resignation from the Board of Directors, Home Shopping Network has nominated Kevin J. McKeon to serve as a member of the Board of Directors pursuant to the Stock Purchase Agreement.

     The Company engages in a variety of transactions with Home Shopping Network, including the rental by the Company of office space from Home Shopping Network for an annual rental of approximately $60,000.

     The Company believes that each of the related party transactions described herein were on terms as fair to the Company as could have been obtained from unaffiliated third parties.

                        PROPOSAL 2. APPROVAL OF AMENDMENT
                           TO THE STOCK INCENTIVE PLAN
Introduction

     On May 8, 1996, the Board of Directors amended the Stock Incentive Plan, subject to approval of the Company's stockholders, to increase from 2,700,000 to 3,700,000 the number of shares of Common Stock authorized for issuance thereunder. Except as amended, the provisions of the Stock Incentive Plan will remain unchanged. At the Company's Annual Meeting of Stockholders held on August 12, 1993, the stockholders of the Company approved a proposal amending the Plan to increase from 1,500,000 to 2,700,000 the number of shares of Common Stock authorized for issuance under the Plan.

Reasons for the Stock Incentive Plan and Amendment


     The Board of Directors believes that the issuance of stock options increases the incentive of, and attracts and encourages the continued employment and service of qualified directors, officers and other key employees by facilitating their purchase of a stock interest in the Company. In addition, the granting of stock options helps align the financial interests of directors, officers and the key employees receiving such options with the stockholders because such directors', officers' and key employees' compensation increases as the price of the Common Stock increases as the price of the Common Stock increases. As of May 22, 1996, only 56,500 shares remain available for future option grants under the Plan. The proposed amendment, if approved by the Company's stockholders, will increase to 3,700,000 the number of shares of Common Stock authorized for issuance under the Plan (equal to approximately 14.5% of the outstanding Common Stock), including 1,056,500 shares reserved for future options. The Board of Directors believes that more shares than those remaining available under the Plan are needed to help the Company meet its goals using stock options.

     The Board of Directors has determined that it is advisable that the Company and its stockholders continue to have the incentive of stock options available as a means of attracting and retaining directors, officers and key employees. As the Company progresses, the Company needs the ability to attract and retain such directors, officers and key employees, including moving them into positions in the Company where, in the judgment of the Board of Directors, such individuals can continue to help the Company develop and market products and services. The Board of Directors believes that an initial or increased stock option grant will be a valuable tool in attracting and retaining such individuals and providing added incentives for their continued contributions to the Company each which will serve to the ultimate benefit of the stockholders.

     The following summary of the Plan is qualified in its entirety by express reference to the text of the Plan.

Description of the Stock Incentive Plan

     The Plan, adopted by the Board of Directors and approved by the stockholders of the Company in January 1992, as amended by the Board of Directors and approved by the stockholders of the Company at the Company's Annual Meeting of Stockholders held on August 12, 1993, authorizes the granting of stock incentive awards ("Awards") of up to 2,700,000 shares of Common Stock to qualified officers, employees, directors, and third parties providing valuable services to the Company, e.g., independent contractors, consultants and advisors to the Company. The Plan provides for the granting of options that are intended to qualify as "incentive options" ("ISO") under Section 422 of the Internal Revenue Code, as amended (the "Code"), as well as non-incentive options. The Plan also provides that Awards can be Stock Options ("Options"), Stock Appreciation Rights ("SARs"), Performance Share Awards ("PSAs") and Restricted Share Awards ("RSAs"). The number and kind of shares available under the Plan are subject to adjustment in certain events. Shares relating to Options and SARs which are not exercised in full, shares relating to RSAs which do not vest and shares relating to PSAs which are not issued will again be available for issuance under the Plan. No SARs, RSAs or PSAs have been granted under the Plan.

     The Stock Incentive Plan may be administered by the Board of Directors or by a committee appointed by the Board of Directors and consisting of two or more members, each of whom must be disinterested. The Stock Incentive Plan is currently administered by the Compensation Committee of the Board of Directors (for purposes hereof, the administering body is referred to as the "Compensation Committee") pursuant to an appointment by the Board of Directors. The Compensation Committee currently consists of Messrs. Forstmann, Gustafson and Shevel. The Compensation Committee determines the number of shares to be covered by an Award, the term and exercise price, if any, of the Award and other terms and provisions of Awards.

     The exercise price for Options is to be determined by the Compensation Committee, but in the case of an ISO is not to be less than fair market value on the date the Option is granted (110% of fair market value in the case of an ISO granted to any person who owns more than 10% of the Common Stock). The purchase price is payable in any combination of cash, shares of Common Stock already owned by the participant for at least six months or, if authorized by the Compensation Committee, a promissory note secured by the Common Stock issuable upon exercise of the Option. In addition, the Award agreement may provide for "cashless" exercise and payment. Subject to certain early termination or acceleration provisions, an Option is exercisable, in whole or in part, from the date specified in the related Award agreement (which may be six months after the date of grant) until the expiration date determined by the Compensation Committee, but not to exceed ten years (five years for any person who owns more than 10% of the Common Stock).

     Persons to whom  Options are granted  prior to the  expiration  of a resale restriction period must execute a letter agreement agreeing to certain restrictions on the sale of the shares issuable upon exercise of such Options. The Company intends to register under the Securities Act of 1933, as amended, the shares issuable pursuant to the Stock Incentive Plan, which shares will be freely tradable subject to certain limitations on shares held by affiliates.

     As of May 22, 1996, the Compensation Committee had granted non-qualified stock options with respect to 30,000 shares at an exercise price per share of $3.75, with respect to 353,500 shares at an exercise price per share of $2.25, with respect to 60,000 shares at an exercise price of $1.78 per share, with respect to 1,175,000 at $1.50 per share and with respect to 75,000 shares at $.01 per share. The vesting of Options varies with respect to each grant of Options.

     A SAR is the right to receive payment based on the appreciation in the fair market value of Common Stock from the date of grant to the date of exercise. In its discretion, the Committee may grant an SAR concurrently with the grant of an Option. A SAR is only exercisable at such time, and to the extent, that the related Option is exercisable. Upon exercise of an SAR, the holder receives for each share with respect to which the SAR is exercised an amount equal to the difference between the exercise price under the related Option and the fair market value of a share of Common Stock on the date of exercise of the SAR. The Compensation Committee in its discretion may pay the amount in cash, shares of Common Stock or a combination thereof.

     A RSA is an Award of a fixed number of shares of Common stock subject to restrictions. The Compensation Committee specifies the price, if any, the recipient must pay for such shares. Shares included in a RSA may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered until they have vested. These restrictions may not terminate earlier than six months after the Award date. The recipient is entitled to dividend and voting rights pertaining to such RSA shares even though they have not vested, so long as such shares have not been forfeited.

     A PSA is an Award of a fixed number of shares of Common Stock the issuance of which is contingent upon the attainment of certain performance objectives, and the payment of certain consideration, if any, as is specified by the Compensation Committee. Issuance shall in any case not be earlier than six months after the Award date.

     The Stock Incentive Plan also provides for certain stock depreciation protection, tax-offset bonuses and tax withholding using shares of Common Stock instead of cash.

     Upon the date a participant is no longer employed by the Company for any reason, shares subject to the participant's RSAs which have not become vested by such date or shares subject to the participant's PSAs which have not been issued by such date shall be forfeited in accordance with the terms of the related Award agreements. Options which have become exercisable by the date of termination of employment must be exercised within certain specified periods of time from the date of such termination, the period of time depending on the reason of termination. Options which have not yet become exercisable on the date the participant terminates employment for a reason other than retirement, death or total disability shall terminate on such date.

     The Board of Directors may, at any time, terminate, amend or suspend the Plan. However, the Board of Directors may not amend the Plan, except subject to the approval of the Company's stockholders, if such amendment would (1) materially increase the benefits accruing to eligible individuals under the Plan, (2) increase the aggregate number of shares which may be issued under the Plan, or (3) modify the requirements of eligibility for participation in the Plan. Accordingly, and in order to seek to continue to take advantage of the exemption from the short-swing profit rules under Section 16(b) (which may be applicable to certain participants in the Plan) under the Securities Exchange Act of 1934, as amended, pursuant to Rule 16b-3 promulgated thereunder, stockholders approval is being sought for the amendment to the Plan. No amendment, suspension or termination of the Plan may, without the consent of the optionee to whom an Award has been granted, in any way modify, amend, alter or impair any rights or obligations under any Award previously granted under the Plan.

Market Value


     On May 22, 1996, the closing bid price for the Common Stock on the NASDAQ SmallCap Market was $2.4375.



Recommendation and Vote

     Approval of the proposed amendment to the Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the meeting.

     The Board of Directors recommends a vote FOR approval of the proposed amendment.

                        PROPOSAL 3. APPROVAL OF AMENDMENT
                       TO THE CERTIFICATE OF INCORPORATION

General


     The Board of Directors has authorized, subject to stockholder approval as required by the General Corporation Law of the State of Delaware, an amendment to the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), to increase the number of authorized shares of Common Stock from 50,000,000 shares to 75,000,000. The complete text of the amendment to the Certificate of Incorporation (the "Amendment") is set forth in Exhibit A to this Proxy Statement; however, such text is subject to change as may be required by the Secretary of State of the State of Delaware. If the Amendment is approved by the necessary vote of the Company's stockholders, upon filing of the Amendment with the Secretary of State of the State of Delaware, the number of authorized shares of Common Stock authorized by the Certificate of Incorporation will be increased from 50,000,000 shares to 75,000,000 shares. The Board of Directors may make any and all changes to the Certificate of Incorporation that it deems necessary to file the Certificate of Incorporation with the Secretary of State of the State of Delaware and to give effect to the increase in the authorized Common Stock of the Company.

     At the close of business on May 22, 1996, 25,514,422 shares of the Company's Common Stock were issued and outstanding; an aggregate of 1,400,000 shares were reserved for issuance upon the exercise of options granted or to be granted under the Plan (before giving effect to the proposed amendment to the Plan that would increase the number of shares reserved for issuance under the
Plan); an aggregate of 308,500 shares were reserved for issuance upon the exercise of options granted to certain employees outside the Plan; 6,336,154 shares are reserved for issuance, subject to adjustment, upon conversion of the Series A Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), into Common Stock; 359,925 shares are reserved for issuance upon the exercise of outstanding warrants; 7,500,000 shares are reserved for issuance, subject to adjustment, upon the conversion of the Series B Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"); 1,500,000 shares are reserved for issuance upon the exercise of options granted to RMS Limited Partnership, a Nevada limited partnership; and 1,000,000 shares are reserved for issuance upon options granted to Francis R. Santangelo. Additionally, the Company has committed to reserve or make available for issuance, subject to stockholder approval of the amendment relating to the Plan, 1,000,000 shares of Common Stock under the Plan.


Purposes and Reasons for the Amendment



     If the Amendment and the proposal relating to the Plan are approved by the stockholders at the Annual Meeting, an additional 25,000,000 shares of authorized Common Stock will be available and not otherwise reserved for issuance under the Plan, upon the conversion of the Series A preferred Stock or the Series B Preferred Stock or for other present obligations. These shares will be available for issuance from time to time, for such purposes and consideration, and on such terms, as the Board of Directors may approve, and no further vote of the stockholders of the Company will be required, except as required by Delaware law or the rules, if any, of the securities exchange(s) upon which the Common Stock is listed.

     The Board of Directors of the Company believes it is in the Company's best interest to have such additional shares authorized, as such shares will provide the Company added flexibility in the future to issue Common Stock to meet possible contingencies and take advantage of opportunities in which the issuance of shares of Common Stock may be deemed advisable, such as in equity financings or in acquisition transactions. By adopting the Amendment at this time, issuance of shares of Common Stock would be facilitated by eliminating the delay and expense incident to the calling of a special meeting of the Company's stockholders, in cases where such meeting would not otherwise be required, would be avoided. The timing of the actual issuance of additional shares of Common Stock will depend upon market conditions, the specific purpose for which the stock is to be issued and other similar factors. Any additional issuance of Common Stock, including upon the conversion of the Series A or Series B Preferred Stock, would have a dilutive effect on the existing holders of Common Stock. The Company currently has no plans, agreements or commitments for the issuance of Common Stock other than pursuant to the Plan, pursuant to current outstanding options and warrants or upon the conversion of the Company's outstanding convertible securities.

     On January 29, 1996, the Company completed an equity financing pursuant to which certain investors purchased from the Company 800 shares of Series B
Preferred Stock for an aggregate purchase price of $8.0 million before commissions and expenses (estimated at approximately $770,000 in the aggregate). Shares of Series B Preferred Stock are convertible at the option of the holder thereof into shares of Common Stock based upon the result obtained by dividing the $10,000 per share purchase price (increasing at the rate of eight percent (8%) per annum (the "Premium")) (the "Stated Value") by a conversion price equal to the lesser of (i) $2.53 per share or (ii) 85% of a floating price equal to the average closing bid price of the Common Stock for the five trading days immediately proceeding the date of conversion. All outstanding shares of Series B Preferred Stock will automatically convert into Common Stock on January 19, 1999. The Company may redeem the Series B Preferred Stock, in cash, commencing on July 30, 1996 at a premium starting at 120% of the Stated Value decreasing to 100% of the Stated Value after January 29, 1999. In addition, the Company can redeem, under certain circumstances, shares of Series B Preferred Stock if it receives a notice of conversion in connection with such shares. Such redemption would be at a price equal to the closing bid price on the date of such conversion multiplied by the number of shares of Common Stock into which such Series B Preferred Stock would be convertible on such date. The shares of Series B Preferred Stock have no voting rights except as required by law and have a liquidation preference equal to their Stated Value. The Board of Directors of the Company is not seeking ratification of the above described transaction.

     The Company has agreed, pursuant to the terms of the Certificate of Designation of the Series B Preferred Stock, to reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series B Preferred Stock, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all then outstanding shares of Series B Preferred Stock. In the event any holder of Series B Preferred Stock has requested conversion and the Company does not have sufficient authorized but unissued shares of Common Stock available to effect the conversion of such shares of Series B Preferred Stock, then, beginning on the 60th day after such holder has given notice to the Company, the Premium shall be increased by a factor of two percent (2%) per 30-day period, accrued daily (the "Penalty").

     As of May 29, 1996, holders of 295 shares of Series B Preferred Stock have converted such shares into 1,508,211 shares of Common Stock in the aggregate. An additional 2,669,425 shares of Common Stock in the aggregate would be issuable if the holders of the remaining 505 shares of Series B Preferred Stock converted all such shares as of May 22, 1996. A conversion of all of the remaining 505 shares of Series B Preferred Stock on the anniversary of their issuance at an average closing bid price of $1.00 would require the issuance of approximately 6,416,530 shares of Common Stock. A conversion of all of the remaining 505 shares of Series B Preferred Stock on the anniversary of their issuance at an average closing bid price of $.50 would require the issuance of approximately 12,833,060 shares of Common Stock. The Company estimates that it would need, based upon the currently available shares of Common Stock and assuming conversion on the anniversary of their issuance, additional shares of Common Stock authorized by this proposal to effectuate the conversion of the remaining shares of Series B Perferred Stock if the average closing bid price of the Common Stock was to decrease below approximately $.4851. The Company would use, if necessary, such additional shares authorized by this proposal to avoid the Penalty. However, based upon the foregoing and the current market price of the Common Stock, the Company does not believe that it will need the additional shares of Common Stock authorized by this proposal to effectuate the conversion of the remaining shares of Series B Preferred Stock into shares of Common Stock.


     The terms of the additional shares of Common Stock for which authorization is sought will be identical to the shares of Common Stock currently authorized and outstanding, and the Amendment will not affect the terms, or the rights of the holders, of issued and outstanding shares of Common Stock. The Common Stock has no conversion, preemptive or subscription rights and is not redeemable.


     The Company is not including financial statements in this Proxy Statement in reliance upon Instruction 1 to Item 13 of Schedule 14A promulgated by the Securities and Exchange Commission because the Company believes such financial statements are not material for the exercise by the stockholders of the Company of their prudent judgment in regard to this proposal.


Recommendation and Vote

     Approval of the Amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock issued and outstanding.

     The Board of Directors recommends a vote FOR approval of the Amendment.

                           PROPOSAL 4. APPOINTMENT OF
                              INDEPENDENT AUDITORS

     Subject to stockholder ratification, the Board of Directors, on the recommendation of the Audit Committee, has appointed Ernst & Young, LLP to continue as its independent auditors for the fiscal year ending December 31, 1996.

     Ernst & Young,  LLP has  been  the  Company's  independent  auditors  since
October 1992. The Board recommends that the stockholders vote FOR such ratification. If the stockholders do not ratify this appointment, other independent auditors will be considered by the Board upon recommendation of the Audit Committee. Representatives of Ernst & Young, LLP are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

                                 OTHER BUSINESS

     It is not intended that any business other than that set forth in the Notice of Annual Meeting and more specifically described in this Proxy Statement will be brought before the Annual Meeting. However, if any other business should properly come before the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the signed proxies received by them in accordance with their sole discretion on such business and any matters dealing with the conduct of the meeting.

                           1997 STOCKHOLDER PROPOSALS

     In order to be eligible for inclusion in the Company's Proxy Statement for the 1997 Annual Meeting of Stockholders, stockholder proposals must be received by the Secretary of the Company at its executive offices by January 29, 1997.


                                              By Order of the Board of Directors




                                              /s/ Steven T. Price
                                              Steven T. Price
                                              Treasurer and Assistant
                                              Secretary



Dated:  May 29, 1996

                                    EXHIBIT A


          Text  of  Proposed   Amendment  to  the   Company's   Certificate   of
          Incorporation

          "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 76,000,000 shares, consisting of (i) 1,000,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock"), and (ii) 75,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock")."

                                                                    Attachment A

PROXY                      THE NATIONAL REGISTRY INC.
                  ANNUAL MEETING OF STOCKHOLDERS--JUNE 25, 1996

     This Proxy is Solicited on Behalf of the Board of Directors of The National Registry Inc.

     The undersigned hereby appoints J. Anthony Forstmann and John L. Gustafson and each of them, with full power of substitution, as proxies and with all powers the undersigned would posses if personally present, to vote all of the shares of Common Stock, par value $.01 per share (the "Common Stock"), of The National Registry Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m., local time on Tuesday, June 25, 1996, and any adjournments or postponements thereof, in the East and West 57th St. Room of the Drake Hotel at 440 Park Avenue, New York, New York 10022, as directed herein upon the matters set forth below and on the reverse side hereof and described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement and upon such other matters as may properly be brought before such meeting according to their sole discretion.

     Receipt of the Notice of Annual Meeting, the Proxy Statement and the 1995 Annual Report of the Company on Form 10-K is hereby acknowledged.

     THE BOARD OF DIRECTORS OF THE NATIONAL REGISTRY INC. RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4, EACH OF WHICH WERE PROPOSED BY THE BOARD OF DIRECTORS OF THE NATIONAL REGISTRY INC.

(1)  Election of Four Directors for a one-year term:

        VOTE FOR              WITHHOLD          (TO WITHHOLD AUTHORITY TO
       all listed            AUTHORITY          VOTE FOR ANY INDIVIDUAL NOMINEE,
     Nominees except       to vote for all      WRITE  THAT  NOMINEE'S  NAME ON
      as indicated         listed nominees      THE LINE BELOW.)
          [ ]                    [ ]
     Nominees: J. Anthony Forstmann,  John L. Gustafson,  Kevin J. McKeon and
     W. Lee Shevel

- --------------------------------------------------------------------------------

(2) Amendment to the Company's 1992 Stock Incentive Plan to increase from 2,700,000 to 3,700,000 the number of shares of Common Stock authorized for issuance thereunder.

       FOR   [ ]             AGAINST  [ ]            ABSTAIN  [ ]

                (PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE)

(3) Amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 shares to 75,000,000 shares.

       FOR   [ ]             AGAINST  [ ]            ABSTAIN  [ ]

(4) To ratify appointment of Ernst & Young, LLP as independent auditors for fiscal year ending December 31, 1996.

       FOR   [ ]             AGAINST  [ ]            ABSTAIN  [ ]

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE DIRECTORS LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4. AS TO ANY OTHER MATTER COMING BEFORE THE MEETING, EACH OF THE PERSONS AUTHORIZED AS PROXIES HEREWITH IS AUTHORIZED TO VOTE IN HIS DISCRETION ON SUCH MATTER.


                                        ----------------------------------------
                                                       Signature

                                        ----------------------------------------
                                                         Date

                                        ----------------------------------------
                                                       Signature

                                        ----------------------------------------
                                                          Date

                                        Please date this card and sign your name
                                        exactly as it appears on this Proxy.  If
                                        the  Common  Stock  represented  by this
                                        Proxy is  registered in the names of two
                                        or more  persons,  each should sign this
                                        proxy.     Persons    signing    in    a
                                        representative or fiduciary capacity and corporate officers should add their full titles as such.

                PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.